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                                                                   EXHIBIT 10.25


                        INFINITY BROADCASTING CORPORATION
                            STOCK PLAN FOR DIRECTORS

                       (EFFECTIVE AS OF DECEMBER 14, 1998)


SECTION 1. INTRODUCTION

         1.1 Establishment. Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), has established the Infinity Broadcasting Corporation Stock Plan for Directors, as such plan may be amended from time to time (the "Plan"), for those directors of the Company who are neither officers (other than non-executive officers) nor employees of the Company. The Plan provides, among other things, for the payment of Director compensation, including Board Chairman compensation and compensation for other special services as a Director, if any, in the form of Stock Options and Restricted Stock and the opportunity for the Directors to defer receipt of all or a part of their cash compensation. Unless otherwise provided for herein, the term Company includes Infinity Broadcasting Corporation and its subsidiaries.

         1.2 Purposes. The purposes of the Plan are to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of Director performance, and to provide a financial incentive that will help attract and retain the most qualified Directors.

         1.3 1998 and 1999 Director Compensation. Directors will not be compensated for their services as directors for 1998. Thereafter, Directors will receive such compensation in such form, which may include cash, equity or any combination thereof, as the Board or the Committee may from time to time determine. For 1999, unless and until the Board or the Committee determines otherwise, Directors will receive an annual director's fee of $30,000 in cash (which will not be eligible for deferral under the Plan) and a grant of stock options for 4,500 shares of Stock pursuant to Section 6. Such fee may be prorated for Directors serving for less than the full year, but only to the extent, if any, so determined by the Company. Directors will also be reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings.

SECTION 2. DEFINITIONS

         2.1 Definitions. The following terms will have the meanings set forth below:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Board Chairman" means the director who is the non-employee, non-executive chairman of the Board, if any.


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                  (c) "Cause" means any act of (i) fraud or intentional
misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its direct or indirect majority-owned subsidiaries.

                  (d) "CBS" means CBS Corporation.

                  (e) "Change in Control" will have the meaning assigned to it in Section 8.2.

                  (f) "Committee" means the Compensation Committee of the Board (or any subcommittee thereof) or any successor committee established by the Board, or any subcommittee thereof, in each case consisting of two or more members each of whom is a "non-employee director" as that term is defined by Rule 16b-3 under the Exchange Act, as such rule may be amended, or any successor rule.

                  (g) "Continuing Directors" will have the meaning assigned to it in Section 8.2.

                  (h) "Deferral Account" means the account established by the Company in respect of each Director pursuant to Section 5.3(a) and to which deferred cash compensation has been or will be credited pursuant to the Plan.

                  (i) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such, other than a non-executive officer (such as the Board Chairman).

                  (j) "Eligible Director" means an individual who is director of either the Company or CBS Corporation, or both.

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (l) "Fair Market Value" means the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange (or such successor reporting system as the Committee may select) on the relevant date or, if no sale of the Stock has been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales.

                  (m) "Grant Date" means, as to a Stock Option Award, the date of grant pursuant to Section 6.1 and as to a Restricted Stock Award, the date of grant pursuant to Section 7.1.

                  (n) "Grant Year" means, as to a particular award, the calendar year in which the award was granted.


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                  (o) "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended from time to time.

                  (p) "Restricted Stock" means shares of Stock, or a contract right to receive shares of Stock at a later time, awarded to a Director pursuant to Section 7 which would become vested and nonforfeitable, in whole or in part, upon the satisfaction of certain restrictions in accordance with the Plan.

                  (q) "Restricted Stock Award" means an award of shares of Restricted Stock or of a contract right to receive shares of Stock at a later time granted to a Director pursuant to Section 7 of the Plan.

                  (r) "Stock" means the Class A Common Stock, $0.01 par value, of the Company.

                  (s) "Stock Option" means a non-statutory stock option to purchase shares of Stock for a purchase price per share equal to the Exercise Price (as defined in Section 6.2(a)) in accordance with the provisions of the Plan.

                  (t) "Stock Option Award" means an award of Stock Options granted to a Director pursuant to Section 6 of the Plan.

                  (u) "Stock Option Value" means the value of a Stock Option for one share of Stock on the relevant date as determined by the Company using the Black Scholes pricing model or any other reasonable method.

                  (v) "Stock Option Vesting Date" will have the meaning assigned to it in Section 6.2(c).

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender will also include the feminine gender, and the definition of any term herein in the singular will also include the plural.

SECTION 3. PLAN ADMINISTRATION

                  (a) The Plan will be administered by the Committee. The members of the Committee will be members of the Board appointed by the Board, and any vacancy on the Committee will be filled by the Board or in a manner authorized by the Board.

                  (b) Subject to the limitations of the Plan, the Committee and/or the Board, will have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it deems appropriate; (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's or the Board's



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determinations on matters within its authority will be conclusive and binding upon the Company and all other persons.

                  (c) The Company will be the sponsor of the Plan. All expenses associated with the Plan will be borne by the Company.

SECTION 4. STOCK SUBJECT TO THE PLAN

         4.1 Number of Shares. 250,000 shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan, subject to adjustment and substitution as set forth in this Section 4. This authorization may be increased from time to time by approval of the Board and, if such approval is required, by the shareholders of the Company. The Company will at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to a Stock Option Award or a Restricted Stock Award and which are forfeited for any reason, any shares of Stock that for any other reason are not issued to a Director, and any shares of Stock tendered by a Director to pay the Exercise Price of a Stock Option will automatically become available again for use under the Plan if Rule 16b-3 under the Exchange Act, as such rule may be amended, or any successor rule, and interpretations thereof by the Securities and Exchange Commission or its staff permit such share replenishment.

         4.3 Adjustments Upon Changes in Stock. If there is any change in the Stock of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Board or the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Board or the Committee in the terms of any awards under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Board or the Committee in its discretion determines.

SECTION 5. DEFERRAL OF COMPENSATION

         5.1 Amount of Deferral. Unless the Board or the Committee determines that a particular type or award of Director compensation will not be deferrable under the Plan, either for a given year or years or in general, a Director may elect to defer receipt of all or a specified portion of the cash compensation otherwise payable to the Director for services rendered to the Company in any capacity as a director.

         5.2 Manner of Electing Deferral. A Director will make elections permitted hereunder by giving written notice to the Company in a form approved by the Board or the Committee and in compliance with Section 5.4. The notice will include: (i) the percentage of



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cash compensation to be deferred, which amount must be stated in whole increments of five percent; and (ii) the time as of which deferral is to commence.

         5.3 Deferral Accounts.

                  (a) Deferral Accounts. A Deferral Account has been or will be established for each Director electing to defer hereunder. Each Deferral Account will be credited with the amounts deferred on the date such compensation would otherwise be payable and will be debited with the amount of any such compensation forfeited in accordance with applicable Board policy, if any.

                  (b) Interest. Unless otherwise determined by the Board or the Committee prior to the deferral date, amounts in a Deferral Account will accrue interest from time to time at the Interest Credit Rate then in effect, compounded annually. The "Interest Credit Rate" will be reset by the Company on an annual basis in January of the year, and will equal the then current one-year U.S. Treasury Bill rate or such other fixed rate as the Board or the Committee may from time to time determine.

         5.4 Time for Electing Deferral. Any election to (i) defer cash compensation, (ii) alter the portion of such amounts deferred, or (iii) revoke an election to defer such amounts, must be made prior to the time such compensation is earned by the Director and otherwise in compliance with any deadline which the Company may from time to time impose and in the manner set forth in Section 5.2.

         5.5 Payment of Deferred Amounts. Payments from a Deferral Account will consist of the deferred cash compensation and accumulated interest in said account and, unless otherwise determined by the Board or the Committee prior to the time payments commence, will be made in five consecutive annual installments beginning in the January following the date the Director ceases to be an Eligible Director.

         5.6 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his or her Deferral Account is fully paid to the Director, payment of the balance of the Deferral Account will then be made to the beneficiary properly designated by the Director pursuant to Section 5.7, if any, or to his or her estate in the absence of such a beneficiary designation, in the time and manner selected by the Board or the Committee. The Board or the Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Deferral Account be paid to his or her estate in the manner requested by such application.

         5.7 Designation of Beneficiary. A Director may designate a beneficiary in the event of the Director's death in a form approved by the Company.


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SECTION 6. STOCK OPTION AWARDS

         6.1 Grants of Stock Option Awards.

                  (a) General Stock Option Grants. The Board or the Committee may, from time to time, grant Stock Option Awards to one or more Directors or to the Board Chairman, if any, for such number of shares as the Board or the Committee may determine as all or a portion of the annual director's fee or the Board Chairman's fee, if any, for a given year or years, or as compensation for special services outside of the scope of normal Board, committee or Board Chairman activities, or as additional compensation to such Director or Directors or to such Board Chairman, if any, for their services as such.

                  (b) Certain Annual Director's Fee Grants. In the event that the Board or the Committee determines that a percentage of the value of the annual director's fee for a given year or years (which may be prorated for Directors serving less than a full year) will be in the form of a Stock Option Award, then, unless the Board or the Committee determines otherwise: (i) such Stock Options will be granted automatically on the last Wednesday in January of such year to each Director in office on such Grant Date, or, if a person joins the Board or otherwise first becomes a Director at any time after the last Wednesday in January of a given calendar year, on the last Wednesday of the calendar month in which such person first becomes a Director (or in the next following calendar month if such person first becomes a Director after the last Wednesday of the month); and (ii) the total number of shares of Stock subject to any such Stock Option Award will be the number of shares determined by dividing the amount of the annual director's fee to be paid in the form of a Stock Option Award by the Stock Option Value on the Grant Date, rounded up to the nearest whole share.

                  (c) Adjustments. All Stock Options granted pursuant to Section
6.1 are subject to adjustment as provided in Section 4.3.

         6.2 Terms and Conditions of Stock Options. Unless otherwise determined by the Board or the Committee, Stock Options granted under the Plan will be subject to the following terms and conditions:

                  (a) Exercise Price. The purchase price per share at which a Stock Option may be exercised ("Exercise Price") will be equal to the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding anything herein to the contrary, in no event may the Board or the Committee establish an Exercise Price that is less than the Fair Market Value of a share of Stock on the Grant Date.

                  (b) Exercisability. Subject to the terms and conditions of the Plan and of the agreement referred to in Section 6.2(j), a Stock Option may be exercised in whole or in part as to any shares as to which it has become exercisable ("vested") upon notice of exercise to the Company commencing on the Option Vesting Date, as set forth in Section 6.2(c), for such Stock Option shares and thereafter until the Stock Option terminates. During a Director's lifetime, a Stock Option may be exercised only by the Director or the Director's guardian or legal representative.


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                  (c) Vesting of Stock Option Awards.

                  (1) To the extent otherwise outstanding, Stock Options will become exercisable ("vest") as to shares as follows ("Stock Option Vesting Date or Dates"):

                  (i) except as otherwise provided pursuant to Section 6.2(c)(1)(ii) or (iii), and provided that the Director is an Eligible Director on each respective Stock Option Vesting Date:

                           (a) one-third of the Stock Option shares (rounded
down to the nearest whole share) will become exercisable commencing on January 1 of the calendar year next following the Grant Year;

                           (b) one-half of the remaining Stock Option shares
(rounded down to the nearest whole share) will become exercisable commencing on January 1 of the second calendar year following the Grant Year; and

                           (c) the remaining Stock Option shares will become
exercisable commencing on January 1 of the third calendar year following the Grant Year;

                  (ii) in the event that a Director ceases to be an Eligible Director prior to the time his or her Stock Options vest for any reason other than removal from office as a director of the Company and/or as a director of CBS, if applicable, for Cause, then a prorata portion of the Stock Option shares that would otherwise have vested on the January 1 following the date the Director so ceased to be an Eligible Director (based on the number of full and partial months served in the calendar year in which he or she ceased to be an Eligible Director divided by 12) will vest on such January 1 and all other unvested Stock Option shares will remain unvested; and

                  (iii) all outstanding Stock Option shares which have not otherwise become exercisable pursuant to Section 6.2(c)(1)(i) will become immediately exercisable upon the occurrence of a Change in Control as set forth in Section 8.

                  (2) Notwithstanding anything to the contrary herein, (i) in the event that a director is removed for Cause from office as a director of the Company and/or of CBS, if applicable (and/or, in the case of Stock Options granted to a director in his or her capacity as Board Chairman, from office as Board Chairman, if applicable), all outstanding Stock Options will be forfeited immediately as of the time the grantee is so removed from office, and (ii) upon the occurrence of a Change in Control, all outstanding Stock Options will vest and become immediately exercisable.

                  (d) Mandatory Holding of Stock. Except as otherwise provided in Section 9 and except as otherwise determined by the Board or the Committee, any Stock acquired on exercise of a Stock Option must be held by the grantee until the later of: (1) three years from the Grant Date; (2) two years from the date the grantee ceases to be an Eligible Director; or (3) until the occurrence of a Change in Control, whichever first occurs (the "Option Shares Holding


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Period"); provided, however, as long as at least six months have elapsed since the Grant Date, such Option Shares Holding Period, if any, will not apply in the case of a beneficiary properly designated by the Director pursuant to Section 6.3, if any, or a person holding a Stock Option under a deceased grantee's will or under the applicable laws of descent or distribution, exercising a Stock Option in accordance with Section 6.2(h)(3).

                  (e) Option Term. The term of a Stock Option (the "Option Term") will be the shorter of: (1) the period of ten years from its Grant Date;
(2) the period from the Grant Date until the time the Stock Option is forfeited as provided in Section 6.2(c)(2)(i) in the event of removal from office for Cause; (3) as to any portion of a Stock Option, the period from the Grant Date until the date such Stock Option can no longer become vested as provided in
Section 6.2(c)(1) because the grantee has ceased to be an Eligible Director; or
(4) the period from the Grant Date until the date the Stock Option (or portion thereof) ceases to be exercisable as provided in Section 6.2(h).

                  (f) Payment of Exercise Price. Stock purchased on exercise of a Stock Option must be paid for as follows: (1) in cash or by check (acceptable to the Company), bank draft or money order payable to the order of the Company;
(2) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the date of exercise equal to the Exercise Price per share multiplied by the number of shares as to which the Stock Option is being exercised (the "Aggregate Exercise Price"); (3) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the Aggregate Exercise Price; or (4) by a combination of the permissible forms of payment; provided, however, that any portion of the Exercise Price representing a fraction of a share must be paid in cash and no share of Stock held for less than six months may be delivered in payment of the Aggregate Exercise Price.

                  (g) Rights as a Shareholder. The holder of a Stock Option will not have any of the rights of a shareholder with respect to any shares of Stock subject to the Stock Option until such shares are issued by the Company following the exercise of the Stock Option.

                  (h) Termination of Eligibility. If a grantee ceases to be an Eligible Director for any reason prior to the end of the ten year period from the Grant Date, any outstanding Stock Options will be exercisable according to the following provisions:

                  (1) If a grantee ceases to be an Eligible Director for any reason other than removal for Cause or death, any outstanding Stock Options held by such grantee which are vested or which thereafter vest in accordance with
Section 6.2(c)(1)(ii) or (iii) will be exercisable by the grantee in accordance with their terms at any time prior to the expiration of the Option Term;

                  (2) If a grantee is removed for Cause from office as a director of the Company and/or of CBS, if applicable (and/or, in the case of Stock Options granted to a director in his or her capacity as Board Chairman, from office as Board Chairman, if applicable), for Cause, any outstanding unvested Stock Options held by such grantee will be forfeited and any


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outstanding vested Stock Options will cease to be exercisable by the grantee at the earlier of (a) the time the grantee is so removed from office and (b) the expiration of the Option Term; and

                  (3) Following the death of a grantee, any Stock Options that are outstanding and exercisable by such grantee at the time of death or which thereafter vest in accordance with Section 6.2(c)(1)(ii) or (iii) will be exercisable in accordance with their terms by the person or persons entitled to do so under the grantee's will, by a beneficiary properly designated by the director in the event of death pursuant to Section 6.3, if any, or by the person or persons entitled to do so under the applicable laws of descent and distribution at any time prior to the earlier of (a) the expiration of the Option Term and (b) two years after the date of death.

                  (i) Termination of Stock Option. A Stock Option will terminate on the earlier of (1) exercise of the Stock Option in accordance with the terms of the Plan, and (2) expiration of the Option Term as specified in Sections 6.2(e) and 6.2(h).

                  (j) Stock Option Agreement. All Stock Options will be evidenced by an agreement, or an amendment thereto, which will be executed on behalf of the Company by the Chief Executive Officer, the President, or any Vice President and by the grantee.

                  (k) General Restrictions.

                  (1) The obligation of the Company to issue Stock pursuant to Stock Options under the Plan will be subject to the condition that, if at any time the Company determines that (a) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Stock will not be issued unless such listing, registration, qualification, consent or approval has been effected or obtained free from any conditions not acceptable to the Company.

                  (2) Shares of Stock for use under the provisions of this
Section 6 will not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board may determine, and a registration statement under the Securities Act of 1933 with respect to such shares has become, and is, effective.

         Subject to the provisions of the Plan, any Stock Option granted under the Plan will be subject to such restrictions and other terms and conditions, if any, as the Board and/or the Committee may determine, in its or their discretion, and as are set forth in the agreement referred to in Section 6.2(j), or an amendment thereto; provided, however, that in no event will the Committee or the Board have any power or authority which would cause transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3, as such rule may be amended, or any successor rule.

         6.3 Designation of a Beneficiary. A Director may designate a beneficiary to hold and exercise outstanding vested Stock Options in accordance with the Plan in the event of the Director's death in a form approved by the Company.


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SECTION 7. RESTRICTED STOCK AWARDS.

         7.1 Grants of Restricted Stock Awards.

                  (a) Restricted Stock Grants. The Board or the Committee may, from time to time, grant Restricted Stock Awards to one or more Directors or to the Board Chairman, if any, for such number of shares of Restricted Stock as the Board or the Committee may determine as all or a portion of the annual director's fee or the Board Chairman's fee, if any, for a given year or years, or as compensation for special services outside of the scope of normal Board, committee or Board Chairman activities, or as additional compensation to such Director or Directors or to such Board Chairman, if any, for their services as such, all subject to this Section 7 and to such other terms and conditions as the Board or the Committee may provide.

                  (b) Adjustments. Restricted Stock granted pursuant to Section
7.1 is subject to adjustment as provided in Section 4.3.

         7.2 Restricted Stock Agreement; Issuance of Shares. All Restricted Stock Awards will be evidenced by an agreement, or an amendment thereto, which will be executed on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the grantee.

         If the Restricted Stock Award is made in shares (rather than as a contract right to receive shares), a certificate representing the shares of Restricted Stock will be registered in the name of the Director and deposited by him or her, together with a stock power endorsed in blank, with the Company.

         7.3 Restriction Period; Dividends or Dividend Equivalents

                  (a) Restriction Period. At the time of award of Restricted Stock, there will be established for each grantee a "Restriction Period" of such length as the Board or the Committee determines. The Restriction Period may be waived by the Board or the Committee. Shares of Restricted Stock and contract rights to receive shares of Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in Section 9.

         Upon the expiration or waiver by the Board or the Committee of the Restriction Period and the satisfaction (as determined by the Board or the Committee) of any other conditions determined by the Board or the Committee, restrictions applicable to the Restricted Stock will lapse and the Company will, in the case of shares of Restricted Stock, redeliver to the grantee (or to his or her legal representative or designated beneficiary) the shares deposited pursuant to Section 7.2 free and clear of all restrictions except as may be imposed by law and, in the case of contract rights to receive shares of Stock, will pay out such shares as provided in the Restricted Stock Agreement.

                  (b) Dividends or Dividend Equivalents. Subject to the restrictions on transfer set forth in Section 7.3(a), the grantee as owner of shares of Restricted Stock will have the rights



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of the holder of such Restricted Stock, except that the Board or the Committee may provide at the time of the award that any dividends or other distributions paid with respect to such Stock during the Restriction Period will be accumulated and held by the Company and will be subject to the same forfeiture provisions and the same restrictions on transfer as apply to the shares of Restricted Stock with respect to which they were paid.

         The Board or the Committee will determine whether and to what extent, if any, to credit to the account of, or to pay currently to, each recipient of a contract right to receive shares of Stock, an amount equal to any dividends or other distributions paid during the Restriction Period with respect to the corresponding number of shares of Stock covered thereby ("Dividend Equivalent"). To the extent provided by the Board or the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Stock credited to a grantee's account will be deemed to have been invested in shares of Stock on the record date established for the related dividend and, accordingly, a contract right to receive a number of additional shares of Stock will be credited to such grantee's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Stock on such date.

         7.4 Termination of Eligibility.

         Unless otherwise determined by the Board or the Committee, in the event the grantee is no longer an Eligible Director, all shares of Restricted Stock and contract rights to receive shares of Stock previously awarded to him or her which are still subject to restrictions, along with any dividends or other distributions thereon or any dividend equivalents that have been accumulated and held by the Company, will be forfeited, and in the case of Restricted Stock, the Company will have the right to complete the blank stock power.

         7.5 Transfer and Other Restrictions.

                  (a) Except as otherwise provided in Section 9, shares of Restricted Stock and contract rights to receive shares of Stock are not transferable during the Restriction Period.

                  (b) The obligation of the Company to issue shares of Restricted Stock or to issue Stock pursuant to a contract right to receive shares of Stock under the Plan will be subject to the condition that if, at any time, the Company determines that (i) the listing, registration or qualification of shares of Restricted Stock upon any securities exchange or under any state or federal law or (ii) the consent or approval of any government or regulatory body is necessary or desirable, then such Restricted Stock will not be issued unless such listing, registration, qualification, consent or approval has been effected or obtained free from any conditions not acceptable to the Company.

                  (c) Shares of Stock for use under the provisions of this
Section 7 will not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board may determine, and a registration statement under the Securities Act of 1933 with respect to such shares has become, and is, effective.


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                  (d) Subject to the foregoing provisions of this Section 7 and the other provisions of the Plan, any shares of Restricted Stock or contract rights to receive shares of Stock granted under the Plan will be subject to such restrictions and other terms and conditions, if any, as the Board or the Committee may be determine, in its discretion, and as are set forth in the agreement referred to in Section 7.2, or an amendment thereto; provided, however, that in no event will either the Committee or the Board have any power or authority which would cause transactions pursuant to the Plan (other than pursuant to Section 8) to cease to be exempt from the provisions of Section 16(b) of the Exchange Act under Rule 16b-3, as such rule may be amended, or any successor rule.

SECTION 8. CHANGE IN CONTROL

         8.1 Settlement of Compensation. In the event of a Change in Control of the Company as defined herein, (a) to the extent not already vested, all Stock Option Awards, Restricted Stock Awards and other benefits hereunder will be vested immediately; and (b) the value of all unpaid benefits and deferred amounts will be paid in cash to a trustee or otherwise on such terms as a majority of the Continuing Directors (or a majority of the members of a subcommittee of the Committee consisting solely of members who are Continuing Directors ("Continuing Directors Subcommittee")) may prescribe or permit.

         8.2 Definition of Change in Control. A Change in Control will mean the occurrence of one or both of the following:

                  (a) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board, or individuals whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such two-year period or whose nomination or election was so approved by such directors (together, the "Continuing Directors"), shall cease for any reason to constitute at least a majority of the entire Board; or

                  (b) a majority of the Continuing Directors or of the members of the Continuing Directors Subcommittee shall determine that a Change in Control has occurred for purposes of the Plan.

SECTION 9. ASSIGNABILITY

         9.1 The right to receive shares, payments or distributions hereunder (including any "derivative security" issued pursuant to the Plan, as such term is defined by the rules promulgated under Section 16 of the Exchange Act), any shares of Restricted Stock granted hereunder during the Restriction Period, and any Stock Options granted hereunder will not be transferable or assignable by a Director other than by will, by the laws of descent and distribution, to a beneficiary properly designated by the Director pursuant to the appropriate section of the Plan in the event of death, if any, or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder.


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         9.2 In addition, Stock acquired on exercise of a Stock Option will not be transferable prior to the end of the applicable Option Shares Holding Period, if any, other than by will, by transfer to a beneficiary properly designated by the Director pursuant to the appropriate section of the Plan in the event of death, if any, by the applicable laws of descent and distribution, or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder.

SECTION 10. RETENTION; WITHHOLDING OF TAX

         10.1 Retention. Nothing contained in the Plan or in any Stock Option Award or Restricted Stock Award granted under the Plan (other than Section 8) will interfere with or limit in any way the right of the Company to remove any director from the Board or to remove the Board Chairman, if any, from office as such pursuant to the Restated Certificate of Incorporation and the Bylaws of the Company, nor confer upon any Director any right to continue in the service of the Company.

         10.2 Withholding of Tax. To the extent required by applicable law and regulation, each Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to any payment or any delivery of Stock hereunder before the Company will be required to make such payment or issue (or, in the case of Restricted Stock, deliver) such shares under the Plan.

SECTION 11. PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may at any time terminate, and from time to time may amend or modify the Plan.

SECTION 12. REQUIREMENTS OF LAW

         12.1 Federal Securities Law Requirements. Implementation and interpretations of, and transactions pursuant to, the Plan will be subject to all conditions required under Rule 16b-3, as such rule may be amended, or any successor rule, to qualify such transactions for any exemption from the provisions of Section 16(b) of the Exchange Act available under that rule, or any successor rule.

         12.2 Governing Law. The Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Delaware.

SECTION 13. OTHER COMPENSATION

         Nothing contained in the Plan will be deemed to limit or restrict the right of the Company to compensate directors for their services in any capacity in whole or in part under separate compensation or deferral plans or programs for directors or under other compensation arrangements.


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